Exhibit 10.1
COMMUNITY HEALTHCARE TRUST INCORPORATED
SECOND AMENDED AND RESTATED
NON-EXECUTIVE OFFICER INCENTIVE PROGRAM

Amendment No. 1 Effective July 30, 2026

    This Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Non-Executive Officer Incentive Program (the “Program”) of Community Healthcare Trust Incorporated (the “Company”) shall become effective as of the date first written above (the “Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Program.

WHEREAS, the Program was adopted to provide incentives to certain of the Company’s non-executive officers to reward individual performance and the achievement of specific Company-level financial goals;
WHEREAS, the Company’s Chief Executive Officer (the “CEO”), with advice and consent of the Company’s Compensation Committee (the “Committee”), may amend the Program in accordance with Section 6 of the Program; and
WHEREAS, the CEO and the Committee have determined that it is in the best interests of the Company and its stockholders to amend Section 4 of the Program as set forth below;
NOW, THEREFORE, BE IT RESOLVED, that the Program is hereby amended as follows, effective as of the Effective Date.
1.Section 4 of the Program is hereby amended by deleting the last sentence of the “Restricted Stock Awards” paragraph and replacing it with the following:
“If a Participant voluntarily terminates his or her employment or is terminated for Cause (as such term is defined in the Plan), such Participant will forfeit any unvested RSA restricted stock. If a Participant’s employment is terminated by the Company without Cause, or by reason of Participant’s death, Disability or retirement (upon attainment of eligibility to retire in accordance with any applicable Company policy then in effect), all unvested RSA restricted stock will continue to vest pursuant to the Restricted Stock Agreement such RSA restricted stock is subject to.”
2.This Amendment shall apply to all outstanding unvested RSA restricted stock and shall be deemed to amend any Restricted Stock Agreement such RSA restricted stock is subject to.
3.The Program, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment.